                                                                                            Exhibit 10(l)(5)

AMENDMENT NO. 4
TO
ALLTEL CORPORATION BENEFIT RESTORATION PLAN
(January 1, 1996 Restatement)

WHEREAS, Alltel Corporation (the "Company") maintains the Alltel Corporation Benefit Restoration Plan, as amended and restated effective January 1, 1996, and as subsequently amended (the "Plan"); and

WHEREAS, the Company desires further to amend the Plan;

NOW, THEREFORE, BE IT RESOLVED, that the Company hereby amends the Plan in the respects hereinafter set forth:

Effective as of June 22, 2006, a new Section 7.09 is added to the Plan to provide as follows:

7.09 Vesting upon Change of Control

(a) A Participant shall have a fully vested and nonforfeitable interest in his Profit-Sharing Plan Excess Benefit Plan Account, Thrift Plan Excess Benefit Plan Account, and the benefits under Article V upon a Change of Control as defined in Section 7.09(b). For purposes of determining the benefits under Article V upon a Change of Control, the following shall apply: (1) A Participant shall be considered eligible for the benefits under Article V without regard to whether the Participant is entitled to a vested Pension under the Pension Plan. (2) The reduction set forth in clause (ii) of Section 5.02 shall apply in determining the benefits under Article V regardless of whether the regular Pension payable to the Participant is vested under the Pension Plan.

(b) "Change of Control" means:

(1)
Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this Section 7.09(b), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by, controlling or under common control with the Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with Sections 7.09(b)(3)(A), (b)(3)(B) and (b)(3)(C);

(2)
Any time at which individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(3)
Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a "Business Combination"), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(4)	Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(c) This Section 7.09 shall not apply to amounts deferred in taxable years beginning before January 1, 2005 (within the meaning of Section 409A of the Code).

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this Amendment No. 4 to the Alltel Corporation Benefit Restoration Plan (January 1, 1996 Restatement) to be executed on this 27 day of November, 2006.

ALLTEL CORPORATION

By:  /s/ Scott T. Ford
Title: President and Chief Executive Officer